EXHIBIT 21

SUBSIDIARIES

Name	Jurisdiction
Big Lots Stores, Inc.	OH
C.S. Ross Company	OH
BLSI Property, LLC	DE
Big Lots Capital, Inc	OH
Durant DC, LLC	DE
CSC Distribution, Inc.	AL
Closeout Distribution, Inc.	PA
Consolidated Property Holdings, Inc.	NV
Midwestern Home Products, Inc.	DE
Midwestern Home Products Company, Ltd.	OH
Tool and Supply Company of New England, Inc.	DE
Sonoran LLC	DE
Sahara LLC	DE
Great Basin LLC	DE
Industrial Products of New England, Inc.	ME
SS Investments Corporation	DE
Mac Frugal’s Bargains Close-outs Inc.	DE
PNS Stores, Inc.	CA
West Coast Liquidators, Inc.	CA
Capital Retail Systems, Inc.	OH
Barn Acquisition Corporation	DE
Fashion Barn, Inc.	NY
Fashion Barn of New Jersey, Inc.	NJ
Fashion Barn of Florida, Inc.	FL
Fashion Barn of Indiana, Inc.	IN
Fashion Barn of Pennsylvania, Inc.	PA
Fashion Barn of Oklahoma, Inc.	OK
Fashion Barn of Texas, Inc.	TX
Fashion Barn of Ohio, Inc.	OH
Fashion Outlets Corp.	NY
Fashion Barn of Vermont, Inc.	VT
Fashion Barn of Virginia, Inc.	VA
Fashion Barn of South Carolina, Inc.	SC
Fashion Barn of North Carolina, Inc.	NC
Fashion Barn of West Virginia, Inc.	WV
Fashion Bonanza, Inc.	NY
Rogers Fashion Industries, Inc.	NY
Rogers Fashion Industries, Inc.	NJ
Saddle Brook Distributors, Inc.	NY
Saddle Brook Distributors, Inc.	NJ
DTS, Inc.	NY
DTS, Inc.	TN
Fashion Barn of Missouri, Inc.	MO
Fashion Barn, Inc.	MA
Fashion Barn of Georgia, Inc.	GA

0